                                                                   EXHIBIT 10.30

                                     LEASE
                                     -----

                                   LANDLORD:
                                   ---------

                   The Commuter Rail Division of the Regional
                    Transportation Authority, a Division of
                       an Illinois municipal corporation

                                    TENANT:
                                    -------

                                 dotspot, inc.

                                   PREMISES:
                                   ---------

                              Floors 8, 9 and 10.
                           547 West Jackson Boulevard
                            Chicago, Illinois 60661

                                 DATE OF LEASE:
                                 --------------

                               As of July 7, 2000

                           LEASE FOR 547 WEST JACKSON
                           --------------------------
                                     INDEX
                                     -----

        1.      DEMISE AND TERM                                    2
        2.      RENT PAYMENTS                                      4
        3.      USE OF THE PREMISES                                8
        4.      POSSESSION                                        11
        5.      SERVICES                                          11
        6.      REPAIRS                                           14
        7.      ADDITIONS AND ALTERATIONS                         15
        8.      COVENANT AGAINST LIENS                            15
        9.      INSURANCE                                         16
        10.     FIRE OR CASUALTY                                  17
        11.     WAIVER OF CLAIM - INDEMNIFICATION                 18
        12.     CONDEMNATION                                      19
        13.     ASSIGNMENT AND SUBLETTING                         20
        14.     SURRENDER OF POSSESSION                           22
        15.     HOLDING OVER                                      23
        16.     ESTOPPEL CERTIFICATE                              24
        17.     CERTAIN RIGHTS RESERVED BY LANDLORD               24
        18.     RULES AND REGULATIONS                             26
        19.     DEFAULT AND LANDLORD'S REMEDIES                   26
        20.     NONWAIVER                                         28
        21.     LATE CHARGES AND INTEREST                         28
        22.     INSUFFICIENT FUNDS                                29
        23.     COVENANT OF QUIET ENJOYMENT                       29
        24.     REAL ESTATE BROKER                                29
        25.     MISCELLANEOUS                                     29
        26.     NOTICES                                           31
        27.     LIMITATION OF LIABILITY                           31
        28.     SECURITY DEPOSIT                                  31
        29.     RIGHT OF FIRST OFFER                              32
        30.     OPTION TO EXPAND                                  34
        31.     SIGNAGE                                           35
        32.     NOTICE UPON ENTRY                                 35
        33.     DEFAULT OF LANDLORD                               35
        34.     LANDLORDS ACCESS                                  36
        35.     SQUARE FOOTAGE OF BUILDING AND PREMISES           36
        36.     LANDLORD'S MAINTENANCE OBLIGATIONS                36

                           LEASE FOR 547 WEST JACKSON
                           --------------------------

     THIS AGREEMENT OF LEASE (the "Lease") is made as of the 7th day July, 2000 between THE COMMUTER RAIL DIVISION OF THE REGIONAL TRANSPORTATION AUTHORITY, a division of an. Illinois municipal corporation, ("Landlord") and dotspot, inc., a Delaware corporation ("Tenant").

                                BASIC PROVISIONS
                                ----------------

1. Description of Premises: The premises, known as the entire eighth (8th), ninth (9th) and tenth (10th) floors designated on the plan attached hereto as Exhibit A and containing approximately 55,035 square feet of "Rentable Area" (the "Premises") in the building commonly known as 547 West Jackson Blvd., Chicago, Illinois (the "Building").

2. Use of Premises: Tenant shall use the Premises solely for the following type of business: general office purposes and for no other purpose whatsoever.

3. Base Rent: The per annum rate of Base Rent and the monthly installments thereof are as follows:

PERIOD                                       MONTHLY             ANNUAL
- ------                                       -------             ------
Commencement Date through the             $68,793.75        $825,525.00
first anniversary of Commencement
Date
First Anniversary of the                  $71,086.88        $853,042.50
Commencement Date - Day
preceding the second anniversary of
Commencement Date
Second Anniversary of the                 $73,380.00        $880,560.00
Commencement Date - Day
preceding the third anniversary of
Commencement Date
Third Anniversary of the                  $75,673.13        $908,077.50
Commencement Date - Day
preceding the fourth anniversary of
Commencement Date
Fourth Anniversary of the                 $77,966.25        $935,595.00
Commencement Date - Termination
Date (excluding any extended
Termination Date by reason of
extension of this Lease)

     In addition to the Base Rent set forth above, Tenant shall pay an additional sum for the heating, cooling and ventilating of the Premises beyond the normal hours of operation in the amounts set forth in Paragraph 5(a) hereafter.

     4. Commencement Date: June 19, 2000, or, if later, the date following full execution of this Lease that Landlord delivers possession of the Premises to Tenant in the condition provide for herein.

     5. Termination Date: June 30, 2005.

     6. Security Deposit: $412,762.00 initially by letter of credit as set forth below.

     7. Tenant's Proportionate Share: 20.74% (Based upon Building Area of 265,391 rentable square feet)

     8. Addresses for Notices to Tenant:

                                        divine interVentures
                                        525 West Monroe Street
                                        5th Floor
                                        Chicago, Illinois 60661
                                        Attn: Sheila Matuscak

                                        with a copy to:

                                        Ray & Glick, Ltd.
                                        P.O. Box 400
                                        611 South Milwaukee Avenue
                                        Libertyville, Illinois 60048
                                        Attn: Sidney A. Glick

     9. Brokers: Colliers, Bennett & Kahnweiler, Inc.

     10. Schedules attached to this Lease: Janitorial Specifications

1. DEMISE AND TERM.

     (a) Lease Term. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to the covenants, terms, provisions and conditions of this Lease for a term ("Term") commencing on the Commencement Date and ending on the Termination Date, unless sooner terminated as provided herein. In the event Landlord fails to deliver the Premises to Tenant on or before July 15, 2000 for any reason whatsoever, Tenant shall be entitled to terminate this Lease upon written notice to Landlord, in which event neither party shall have any further liability to the other.

     (b) Tenant Renewal Option.

     (1) Provided that (i) Tenant is not in default under the Lease at the time the option to renew described below is exercised, or at the commencement of the Renewal Term, and (ii) no portion of the Premises is being subleased to any person or party other than a Permitted Assignee pursuant to subparagraph 13(e) hereof on both the date Tenant provides Landlord Tenant's Renewal Notice (as defined below) and at the commencement of the Renewal Term (as defined below), Tenant shall have the right to extend the Term for one (1) additional five (5) year period (the "Renewal Term") commencing on the day next following the Termination Date upon the same terms and conditions as are contained in the Lease, except the annual Base Rent for the Premises for the Renewal Term shall be equal to the current Market Rent (as hereinafter defined) per annum for the Premises as of the commencement of the Renewal Term, as reasonably determined by Landlord. Landlord shall give Tenant notice ("Landlord's Renewal Notice") of Landlord's good faith determination of the annual Base Rent for the Renewal Term not later than thirty (30) days after Landlord's receipt of Tenant's Renewal Notice. In the event that Tenant disagrees with Landlord's determination of the annual Base Rent, Tenant agrees to notify Landlord in writing within forty-five
(45) days after receipt of Landlord's Renewal Notice and thereafter Landlord and Tenant agree to negotiate such annual Base Rent in good faith. in the event 'that Landlord and Tenant fail to agree upon the determination of annual Base Rent for the Renewal Term by the date which is forty-five (45) days after the date of Landlord's Renewal Notice, Tenant shall have the right to nullify its exercise of the option to extend the Term by written notice to Landlord given within forty-five (45) days of Landlord's Renewal Notice, in which event Tenant's exercise of the option to extend shall be null and void and neither Landlord nor Tenant shall have any further rights or liabilities with respect thereto. Tenant's failure to give the notice of nullification described above within forty-five (45) days of Landlord's Renewal Notice shall constitute acceptance by Tenant of, and Tenant's agreement to pay, the Base Rent specified for the Renewal Term.

     (2) The option to extend described above shall be exercised, if at all, by written notice to Landlord given no later than nine (9) months prior to the Termination Date. ("Tenant's Renewal Notice"). In the event Tenant fails to timely exercise the renewal option as aforesaid, Tenant shall have no further right to extend the Term.

     (3) As used herein the term "Market Rent" shall mean the net rental, as of the date for which such Market Rent is being calculated, per annum per rentable square foot for comparable space of comparable size for a similar term for fully credit-worthy tenants by reference to comparable space in the Building and other comparable buildings located in the West Loop submarket, after taking into account all rent abatements and tenant improvement concessions offered to such tenants and all other relevant market factors.

     (4) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Premises as a condition to Tenant's obligation to pay annual Base Rent or Additional Rent for the Renewal Term, except to the extent the same is determined to be a factor of the Market Rate.

     (5) Tenant shall have no further right to extend the Term.

2. RENT PAYMENTS.

     (a) Base Rent Payment. Tenant shall pay to Landlord, at such place as Landlord may from time to time designate in writing, the applicable annual Base Rent in equal monthly installments as herein set forth in advance on or before the first day of each and every month during the Term without demand and without any abatement setoff or deduction whatsoever, except as otherwise expressly set forth herein. Any Base Rent payable for a partial month at the beginning of the Term shall be paid on the Commencement Date and shall be prorated for the days in such month from and after the eighth day following the Commencement Date.

     The Base Rent and the Additional Rent and all other amounts due under this Lease are herein collectively referred to as the "Rent." Except as otherwise expressly set forth herein, Rent shall be paid without abatement, deduction or set off of any kind, it being the intention of the parties that, to the full extent permitted by law, Tenant's covenant to pay Rent shall be independent of all other covenants contained in this Lease. Tenant shall pay any rent tax, Leasehold Taxes (as hereinafter defined), sales tax, service tax, transfer tax, value added tax, or any other applicable tax on the Rent, utilities or services herein or otherwise respecting this Lease (other than "Taxes" as defined in paragraph (c) below) or any other document entered in connection herewith. All Rent shall be paid in currency which, at the time of payment, is legal tender for private or public debts in the United States of America.

     (b) Rent Adjustments. Tenant shall pay to Landlord as additional rent (the "Additional Rent") Tenant's Proportionate Share of the amount of the Taxes (other than Leasehold Taxes which Tenant agrees it shall pay directly to the taxing authority levying such Leasehold Taxes) and Operating Expenses for each calendar year, or any portion thereof, of the Term, of the Operating Expenses and Taxes in excess of those payable in calendar year 2000. All Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent is to be paid. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay Additional Rent shall survive the expiration of the Term. (For any calendar year which is not wholly included in the Term, Tenant shall be obligated to pay only a pro rata share of the Additional Rent for such calendar year, based on the number of days of the Term failing within such calendar year.) Landlord shall reasonably estimate in advance the amounts Tenant shall owe for Operating Expenses for any full or partial calendar year of the Term. Tenant shall pay such estimated amounts, on a monthly basis, on or before the first day of each calendar month, together with Tenant's payment of Rent. Landlord may reasonably adjust the estimated amounts, from time to time prior to the Commencement Date and during the Term but not more often than twice each calendar year. After the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement (the "Statement") to Tenant showing: (1) the amount of actual Operating Expenses for such calendar year, (2) the amounts payable in the calendar year 2000, (3) Tenant's Proportionate Share of excess Operating Expenses for such calendar year, (4) any amount paid by Tenant towards Operating Expenses during such calendar year on an estimated basis and (5) any revised estimate of Tenant's obligations for Tenant Proportionate Share of excess Operating Expenses for the current calendar year. If the Statement shows that Tenant's estimated payments were less than Tenant's actual Tenant's Proportionate Share of excess Operating Expenses for such year, Tenant shall pay the difference. If the Statement shows an increase in Tenant's estimated payments for the current calendar year, Tenant shall pay the difference between the new and former estimates for the period from January I of the current calendar year through the month in which the Statement is sent in equal monthly installments over the remaining balance of that calendar year included in the Lease Term. If the Term has expired or been terminated, Tenant shall make such payments within thirty (30) days after Landlord sends the Statement. If the Statement shows that Tenant's estimated payments exceeded Tenant's actual obligations, for Tenant's Proportionate Share, of Operating Expenses, such amount shall be credited against Tenant's Rent payments next coming due, except in the case of the last lease year of the Term, in which event Landlord shall refund such difference when Landlord sends the Statement. The foregoing obligation of Landlord and Tenant shall survive the expiration of the Term. Any payment, refund, or credit made pursuant to this Article shall be made without prejudice to any right of the Landlord to correct any items as billed pursuant to the provisions hereof In no event shall any rent adjustment result in a decrease in the Base Rent payable hereunder.

     (c) Certain Definitions.

     (1) "Taxes" shall mean taxes levied, assessed, imposed or accruing during the Term in connection with the Building or the operation thereof or any rights or responsibilities related thereto. Leasehold Taxes shall mean those taxes which are levied, assessed, imposed or accrued during the Term in connection with the leasehold estate of Tenant or on the Premises separately in the event the County Assessor's office or other legally authorized government agency assigns a separate leasehold tax identification number to the Premises and assesses taxes thereon. As used herein unless otherwise indicated, the term "Taxes" shall exclude Leasehold Taxes. "Taxes" shall include: (a) real estate taxes and assessments, special or otherwise, levied, assessed, imposed or accruing during the Term, provided, however, as to such special assessments the following shall be applicable: (i) in no event shall any such special assessments be included in Taxes which relate to the initial development of the Building, (Hi) in no event shall any such special assessments be included in Taxes unless all of the non-tax exempt tenants of the Building are obligated to pay their proportionate share of the same, (iii) only such portion of such special assessments shall be included within Taxes as are payable over the longest legally available period of installments to pay such assessments, and
(iv) Landlord covenants, that to the best of Landlord's knowledge, as of the date hereof there are no special assessments affecting affecting the real property and improvements comprising the Premises and/or the Building, and none are pending or threatened; (b) ad valorem taxes for any personal property owned or leased by Tenant and used in connection with operating or maintaining the Premises; (c) any tax, assessment, charge or fee which is imposed in addition to, in substitution for, or in lieu of an increase in, such real estate taxes or ad valorem personal property taxes; (d) a tax on gross rents or leases payable by Landlord; or (e) a tax on the construction or improvement of the Building, other than the initial development of the Building. All references to Taxes "for" a particular year shall be deemed to refer to Taxes levied or assessed for the year without regard to when such Taxes are paid or payable. "Taxes" shall not include any income tax, estate tax, or inheritance tax.

     (2) "Operating Expenses" shall mean all expenses, incurred or paid on behalf of Landlord for the ownership, management, operation, maintenance and repair of, and necessary replacements in, the Building including the land on which it is located. Operating Expenses include, without limitation and except as limited elsewhere herein, the cost of window washing, scavenger service, repair or replacement of the roof and of any heating, ventilation and air conditioning equipment and other Building systems and improvements, expenditures required under any governmental law or regulation that was not applicable to the Building as of the date of this Lease, installation, maintenance and repair of fire safety systems, including sprinkler and smoke detection systems, wages and union benefits of janitors, cleaning personnel, engineers and other employees (including the amount of any social security taxes, unemployment insurance contributions and "fringe benefits"), insurance premiums, fuel costs and utility costs, management fees, legal and accounting expenses, and amortization of the costs of any capital improvement to the Property, as set forth below; provided, however, that the only capital improvements that may be included in Operating Expenses shall be those capital improvements for which funding is not provided to Landlord in the form of a grant from either the state of Illinois or the United States of America. All such capital costs shall be amortized over the reasonable life of the capital improvement items, with the useful life and amortization schedule being determined in accordance with generally accepted accounting principles.

          Notwithstanding the foregoing, Operating Expenses shall not include:

          (i)  costs of alterations of tenant spaces; and

          (ii) depreciation, interest and principal payments on mortgages, and other debt costs, if any.

          (iii) repairs, restoration or other work occasioned by fire, windstorm or other casualty;

          (iv) expenses incurred in leasing or procuring tenants; leasing commissions; advertising expenses; expenses for renovating space for new tenants; legal expenses incident to enforcement by Landlord of the terms of any lease or negotiating any lease;

          (v) painting or decorating other than in common or public areas of the Building and other than exterior painting;

          (vi) repairs necessitated to cure violations of laws in effect as of the date of this Lease;

          (vii) compensation paid to employees of Landlord above the grade of building manager,

          (viii) overtime-HVAC costs or electricity costs if charged separately to other tenants of the Building;

          (ix) the cost of any special service provided to a tenant of the Building which is not provided generally to all tenants of the Building;

          (x) any amounts payable by Landlord by way of indemnity or for damages or which constitute a fine, interest, or penalty, including interest or penalties for any late payments of Operating Expenses;

          (xi) any cost representing an amount paid for services or materials to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or entity;

          (xii) costs incurred by Landlord relative to retail space at the Building;

          (xiii) the cost of overtime or other expense incurred by Landlord in curing any defaults by Landlord;

          (xiv) management fees to the extent such fees are in excess of the prevailing rate for management of comparable office buildings in downtown Chicago, Illinois;

          (xv) any cost or expense to the extent to which Landlord is paid or reimbursed by or is entitled to payment or reimbursement from any person (other than from Tenant's paying their share of Operating Expenses);

          (xvi) costs of electricity for individual tenant spaces, whether occupied or vacant;

          (xvii) any cost or expense of Remediation with respect to Hazardous Materials present in the Building prior to, or being placed in the Building by Landlord or by any person or entity acting on behalf of or with the authority of Landlord after, the date of this Lease; and

          (xviii) any cost or expense incurred by Landlord with respect to any upgrade being performed by Landlord of the heating, cooling and ventilation systems of the Building.

     If less than ninety-five percent (95%) of the Building's rentable area shall have been occupied by tenants at any time during any calendar year of the Term, the variable Operating Expenses for such year shall be equitably adjusted to reflect the variable Operating Expenses as though the Building had been ninety-five percent (95 %) occupied throughout such year.

     (d) Inspection of Landlord's Records. The Tenant or its representative shall have the right to examine the Landlord's books and records at Landlord's office with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours at any time within ninety (90) days following the furnishing by the Landlord to the Tenant of such Statement. Unless the Tenant shall take written exception to any item within one hundred twenty (120) days after the furnishing of the foregoing Statement, such Statement shall be considered as final and accepted by the Tenant. Any amount due to the Landlord as shown on any such Statement, whether or not written exception is taken thereto, shall be paid by the Tenant as provided above, without prejudice to any such written exception. In connection with any examination by Tenant or its representative of Landlord's books and records, Tenant agrees to treat, and to cause its employees and representatives to treat, all information (and the circumstances and details pertaining to such examination and any dispute or settlement between Landlord and Tenant arising out of such examination) as confidential and not disclose it to any other person, except to the extent necessary to enforce Tenant's rights hereunder; and Tenant will confirm and cause its employees and representatives to confirm such agreement in a separate written agreement if requested by Landlord. If it is determined that any Statement delivered to Tenant resulted in an overcharge to Tenant by more than three percent (3%), Landlord shall pay for Tenant's reasonable cost of review.

     (e) Tax Refunds. Supplemental Billings and Fiscal Tax Years. Tax refunds shall be deducted from Taxes in the year they are received by Landlord. If Taxes for any period during the Term or any extension thereof shall be increased after payment thereof by Landlord for any reason, including without limitation error, reassessment or supplemental billing by applicable governmental or municipal authorities, Tenant shall pay Landlord within thirty (30) days after notice of such increased Taxes. If any Taxes shall be paid based on assessments or bills by a governmental or municipal authority using a fiscal year other than a calendar year, Landlord may elect from time to time to bill Tenant and make adjustments: (i) based on such fiscal year, or (ii) based on tax payments becoming due during the subject calendar year without regard to such fiscal year.

     (f) Right to Contest Taxes. If the Premises shall be separately assessed (for example, a Leasehold Tax being assessed separately), Tenant, upon prior written notice to Landlord, shall have the right at its own cost and expense to initiate and prosecute any proceedings permitted by law for the purpose of obtaining abatement or reduction of any Taxes assessed against the Premises. Any penalties or interest charges imposed in connection with tax reduction proceedings commenced by Tenant shall be the sole responsibility of Tenant and shall be paid promptly upon the final determination thereof Landlord agrees to render to Tenant all assistance reasonably possible in connection therewith, including the .joining in, and signing of, any protest or pleading which Tenant may deem it advisable to file. Landlord shall have no duty to seek a reduction of Taxes on the Premises. Prior to filing in any such proceeding, Tenant shall give Landlord an informational copy of any documents that Tenant plans to file. If Tenant initiates such a proceeding, Tenant agrees to keep Landlord informed of the status of its tax review.

3. 'USE OF THE PREMISES

     (a) Permitted Use. Tenant shall use and occupy the Premises solely for general office use and for no other purpose. This Lease does not give Tenant any right to use, and Landlord hereby excludes and reserves for its sole and exclusive use, all portions of the Building not specifically let to Tenant pursuant to the terms of this Lease, other than common areas of the Building.

     (b) Compliance with Laws. Tenant shall not use or permit the use of any part of the Premises by any person or entity acting on behalf or with the authority of Tenant for any purpose prohibited by law. Tenant shall comply with and conform to all of the requirements of all governmental authorities having jurisdiction over the Building which relate in any way to the condition (not including Building elements), use and occupancy of the Premises throughout the entire Term of this Lease, including but not limited to obtaining any license or permit which may be required for Tenant's use. Tenant agrees that it will not use, handle, generate, treat, store or dispose of, or permit the handling, generation, treatment, storage or disposal of any Hazardous Materials or Biomedical Waste (in violation of any applicable federal, state or local environmental laws) in, on, under, around or above the Premises now or at any future time and will indemnify, defend and save Landlord harmless from any and all actions, proceedings, claims, costs, expenses and losses of any kind, including, but not limited to, those arising from injury to any person, including death, damage to real or personal property, and costs of investigation and cleanup with the existence of Hazardous Materials or Biomedical Waste on the Premises during the Term hereof to the extent caused by Tenant or by any person or entity acting on behalf of or with the authority of Tenant (but only while such other person or entity are in the Premises). The term "Hazardous Materials", when used herein, shall include, but shall not be limited to, any substances, materials or wastes to the extent quantities thereof are, regulated by the local municipality or any other local governmental authority, the State of Illinois, or the United States of America because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including asbestos and including any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table, as amended, 49 C.F.R. 172. 101, or in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. subsections
9601 et seq., or the Resources Conservation and Recovery AM as amended, 42 U.S.C. subsections 6901 et seq., or any other applicable governmental regulation imposing liability or standards of conduct concerning any hazardous, toxic or dangerous substances, waste or material, now or hereafter in effect. The term "Biomedical Waste"', when used herein, shall include, but shall not be limited to, any substances, materials or medical wastes to the extent regulated by applicable federal, state, county and municipal laws, regulations and guidelines, including, but not limited to, 415 ILCS 5/56 et. seq., as amended, and any regulations or guidelines promulgated thereunder. Tenant does hereby indemnify, defend and hold harmless the Landlord and its agents and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising as a result of the acts of Tenant or any person or entity acting on behalf of or with the authority of Tenant (but only while such person or entity is in the Premises), its agents, employees, contractors, servants and invitees and out of or in any way connected with any (i) deposit, spill, discharge or other release of Hazardous Materials, and (ii) handling, generation, treatment, storage or disposal of Biomedical Waste that occurs during the Term of this Lease, at or from the Premises, or which arises at any time from Tenant's use or occupancy of the Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all applicable governmental authorities. Tenant's obligations and liabilities under this paragraph shall survive the expiration of the Term of this Lease.

     (c) Tenant's Hazardous Materials Rights. If subsequent to the date Tenant accepts possession of the Premises it is determined that there are any asbestos-containing materials or other Hazardous Materials in the Premises which were installed prior to Landlord's delivery of the Premises to Tenant, and such Hazardous Materials were not installed by Tenant or any affiliate of Tenant (or any party acting under Tenant or its affiliate) during a prior occupancy of the Premises or a portion thereof, and such Hazardous Materials are required by applicable law to be removed, encapsulated or otherwise treated ("Remediated"), Landlord, at Landlord's expense, shall as soon as practicable after notice thereof from Tenant, Remediate said Hazardous Materials as Landlord deems appropriate so that law is complied with or Tenant may terminate this Lease. Such remediation or Termination shall be Tenant's sole remedy on account of such Hazardous Materials.

     (d) Environmental Disclosure. Tenant, from time to time, upon not less than thirty (30) days' prior written request by Landlord, will provide Landlord with such information in Tenant's possession which Landlord may reasonably request regarding Tenant's operations in the Premises (including, without limitation, whether or not such operations involve the generation, transportation, storage, treatment or disposal of Hazardous Materials) and shall cooperate with Landlord in the event Landlord is required to prepare an Environmental Disclosure Document pursuant to the provisions of the Illinois Responsible Property Transfer Act of 1988 or any government rules or regulations issued pursuant thereto or in connection therewith or in connection with any other federal, state or local laws, rules or regulations.

     (e) Tenant's Further Covenants with Respect to Occupancy. Tenant agrees:

          (ii) To permit no reproduction of sound which is audible outside the Premises or permit odors to be dispelled from the Premises;

          (iii) To (aa) place no signs on the exterior of the Premises or on the interior surface of any windows of the Premises which have not been approved in advance by Landlord in writing, (bb) place no other signs on the interior of the Premises which are visible from outside the Premises without first having obtained consent, in writing, from Landlord, and (cc) maintain in good repair and promptly remove and repair any damage caused by any permitted signs. Any consent or approval of Landlord required in this paragraph shall not be unreasonably withheld, conditioned or delayed. Without limitation of the foregoing, the following signs are prohibited: moving, rotating action or audible signs; signs employing moving, flashing or colored lights; signs employing exposed raceways, ballast boxes, transformers or other electrical connections and signs which include trade name identification visible from outside of the Premises;

          (iv) To (aa) keep any refuse in containers approved, in advance, in writing, by Landlord in the interior of the Premises, (bb) permit no refuse to accumulate around the exterior of the Premises, and (cc) keep the Premises in a clean, orderly, and sanitary condition and free of insects, rodents, vermin and other pests.

          (v) To neither load, unload not permit the loading or unloading of merchandise, equipment, or property except during the hours from 7:30 a.m. to 4:30 p.m. on Monday through Friday, and to use its reasonable efforts to prevent the parking or standing of vehicles and equipment within the loading areas serving the Building except when actually engaged in loading and unloading;

          (vi) To conduct no auction, fire, store closing or going out-of-business or similar sale;

          (vii) To solicit no business in the common areas of the Building, nor distribute handbills or other advertising matter in said common areas; and

          (viii) To permit no vending machines (other than food service vending machines), game machines, video game machines, or other amusement devices in the Premises without the consent of Landlord which shall not be unreasonably withheld, conditioned or delayed.

4. POSSESSION

     (a) Possession. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date in broom-clean condition. Tenant's possession of all or any part of the Premises prior to the Commencement Date shall be under all of the covenants and conditions of this Lease and all of such covenants and conditions hereof shall be binding upon the parties with respect to the Premises (or the parts so occupied) as though the Commencement Date had occurred on the date when Tenant so took possession all or part of the Premises. Tenant acknowledges that Tenant has inspected the Premises, is fully familiar with the condition thereof and accepts the Premises in "as is" condition, except as otherwise set forth in this Lease. Landlord acknowledges that it shall be obligated to repair the broken entry door to the tenth (10th) floor of the Premises. The Tenant's taking possession of any portion of the Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to construct, alter, remodel or improve the Premises or the Building and no representation by Landlord or its agents respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease. Notwithstanding anything to the contrary contained in this Lease, Landlord hereby represents and covenants that (i) Landlord has title to the Building and has full right, power and authority to enter into and execute and deliver this Lease; and (ii) to the best of Landlord's knowledge, it has not received nor has any notice of any building, municipal or health department code, regulation, statute or law which would adversely affect Tenant's leasehold improvements in the Premises and/or Tenant's operation of its business in the Premises.

     (b) HVAC Upgrade. Landlord and Tenant acknowledge that Landlord is currently in the process of installing an upgrade to the heating, cooling and ventilating systems serving the Building, including the Premises. Such installation may include new or additional equipment, as well as the necessity of Landlord opening the ceilings of the Premises. Landlord agrees that, subject to practical limitations, it will use its best efforts to perform or cause the performance of all such installation work on weekends, and to perform, or cause the performance of all such ceiling work on weekends or after 6:00 P.M. on weekdays. In any event, Metra will use its best efforts to minimize any interference such installation may cause with Tenant's business operations on the Premises.

5. SERVICES

     Landlord covenants and agrees to provide the following services during the
Term:

     (a) Services Provided by lord. Air-conditioning and heat daily (i.e., Monday through Friday) from 8:00 A.M. to 6:00 P.M. Sundays and holidays excepted, and on Saturday from 8:00 A.M. to 1:00 P.M. Whenever heat-generating machines or equipment installed by Tenant affect the temperature otherwise maintained by Landlord in the Premises,

Landlord shall be relieved of responsibility for maintaining the air conditioning standards applicable to the Building, and in such event Landlord reserves the right at its option to (1) require Tenant to discontinue use of such heat-generating machines or equipment, or (2) install supplementary air conditioning units in the Premises, the cost, installation, operation and maintenance of which shall be paid by Tenant to Landlord at such rates as Landlord charges from time to time in the Building. Tenant agrees that, at all times it will cooperate with Landlord and abide by all regulations and requirements which Landlord may reasonably prescribe for the proper functioning of the ventilating and air conditioning systems. Landlord's obligations to furnish heat and air cooling shall be subject to the voluntary and mandatory regulations or laws of public authorities. If Tenant shall require heat, air conditioning or ventilating at any times that same is not finished by Landlord as set forth above, Landlord shall furnish such service for such times upon not less than 12 hours notice from Tenant (except that for such service on Saturdays other than for the hours set forth above, Sundays and holidays, such notice must be given by 2:00 P.M. on the immediately preceding business day), and Tenant shall pay to Landlord upon demand the following rates for such service as of the date hereof on a per floor, per hour basis for hours on Monday (after 6:00 P.M.) through Saturday other than as set forth above:

     Cooling:        $86.00 per hour
     Heating:        $106.00 per hour
     Ventilation:    $68.00 per hour.

     After-hours' service at other times (from Sunday at 12:OO A.M. through Monday at 7:59 A.M.) will be provided at the rate of $111.00 per hour per floor for cooling, $13 1.00 per hour per floor for heating and $93.00 per hour per floor for ventilation. These costs are subject to revision from time to time by the Landlord to reflect actual increases in the cost of providing such service. The cost for after-hours' service shall have a one hour minimum hourly requirement and shall be charged at the Landlord's actual cost of operation if a Building engineer is not ordinarily on duty. The costs for cooling and heating set forth above include any charges for ventilation; the cost for after-hours ventilation shall only be applicable where no after-hour's heating or cooling is then being furnished

     Water from municipality mains for drinking, lavatory and toilet purposes drawn through fixtures installed by the Landlord, or by Tenant with Landlord's written consent, from regular Building supply at the prevailing temperature. Tenant shall pay Landlord at rates fixed by Landlord for water finished for any other purpose. Tenant shall not waste or permit the waste of water by Tenant or by any person or entity acting on behalf of or with the authority of Tenant.

     Janitor service in and about the Premises in accordance with Schedule I attached hereto, Saturdays, Sundays and holidays excepted. Tenant shall not provide any janitor services without Landlord's written consent and then only subject to supervision of Landlord and at Tenant's sole responsibility and by a janitor, contractor or employees at all times satisfactory to Landlord, but not as agent or servant of Landlord.

     Landlord shall furnish passenger elevator service in common with Landlord and other tenants from 7:00 AM to 7:00 PM Monday through Friday and from 8:00 AM to 1:00 PM on Saturdays. Landlord, however, shall provide limited passenger elevator service daily at all times during which such normal passenger service is not furnished. Operatorless automatic elevator service shall be deemed "elevator service" within the meaning of this paragraph. Freight elevator service shall be subject to scheduling by Landlord and shall be provided during normal Building hours with Tenant to pay to Landlord $47.00 per hour for any after hours operation.

     Security service on a twenty four (24) hour basis.

     Such additional services on such terms and conditions as may be mutually agreed upon by Landlord and Tenant.

     Tenant acknowledges that, except as provided in the foregoing, Landlord is providing no services to the Premises and that Tenant shall, at its sole cost and expense, arrange for connection to any applicable utility service, including, but not limited to gas, electric, telephone, and water.

     (b) Electricity. Landlord hereby covenants and agrees that, subject to causes beyond its reasonable control, the Building shall provide Tenant with electrical current of not less than eight (8) watts per square foot of leasable floor area of the Premises. Landlord shall furnish no electricity for use or consumption by Tenant at or within the Premises. Tenant shall arrange to obtain electricity directly from Commonwealth Edison Company or other supplier thereof, and shall pay all charges therefor directly to such supplier. All meters required in connection with the obtaining of such electricity shall have been installed by Landlord at Landlord's expense. Landlord reserves the right from time to time to provide any or all utilities to the Premises. In such case, Tenant shall pay such charges as Landlord may determine based on the quantity of utilities used or consumed at the Premises on a monthly or other regular basis. Such charges shall not exceed the rates, if any, that Landlord is permitted to charge pursuant to applicable law or, if less, the rate available from the applicable utility. Landlord is delivering possession of the Premises to Tenant in as is condition which includes all lighting fixtures, tubes, ballasts and starters. Landlord agrees to provide replacement tubes, ballasts and starters as may be required during the Term of this Lease at the rate charged by Landlord to other tenants in the Building.

     (c) Interruption of Services. Tenant agrees that Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure in the furnishing of any service from any source, or for any diminution in the quality or quantity thereof Such failures, delays, or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding anything to the contrary contained herein, it as a result of the negligence of Landlord, its agents or employees, there is an interruption or discontinuance in the furnishing by Landlord of any utilities to the Premises which results in Tenant being unable to operate in the Premises, and Tenant is closed at the Premises, for a period in excess of three (3) consecutive full days after notice to Landlord by Tenant, the Rent required under this Lease shall abate from the end of such period until the earlier of the date Tenant recommences to use the Premises or is reasonably able to operate at the Premises, except such abatement shall not apply to the extent such Rent is reimbursable by rent (or business interruption) insurance carried by, or required to be carried by, Tenant.

     (d) Charges for Services. All charges for any services shall be deemed Rent reserved under this Lease and shall be due and payable at the same time as the installment of Rent with which they are billed, or, if billed separately, shall be due and payable within thirty (30) days after such billing. In the event Tenant shall fail to make payment for such additional services within ten (10) days after notice of such failure, Landlord may, in addition to all other remedies which Landlord may have for the non-payment of Rent and without notice to Tenant, discontinue, any or all such additional services, and such discontinuance shall not be held or pleaded as an eviction or as a disturbance in any manner whatsoever of Tenant's possession, or relieve Tenant from the payment of Rent when due, or vary or change any other provision of this Lease or render Landlord liable for damages of any kind whatsoever. Tenant shall timely pay, directly to the utility service or other company providing service, for all services provided to or for the use of the Premises. If for any reason, Tenant cannot be billed directly, Landlord shall forward to Tenant each bill received by it with respect to such electrical usage in the Premises and Tenant shall pay it promptly in accordance with its terms.

6. REPAIRS

     Tenant shall, at Tenant's own expense, keep the Premises in good order, repair and condition at all times during the Term, damage caused by casualty and condemnation excepted, subject to reasonable wear and tear, and Tenant shall promptly and adequately repair all damage to the interior, non-structural portions of the Premises and replace or repair all damaged or broken fixtures and appurtenances included in the Premises, damage caused by casualty and condemnation excepted, subject to the approval of the Landlord, and within a reasonable period of time. If Tenant does not do so, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the reasonable cost thereof plus a coordination fee payable to Landlord equal to ten percent (10%) of the actual total cost of any such repair or replacement. Tenant shall pay such costs and fee within thirty (30) days after being billed therefor. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements, installations and additions to the Premises or to any equipment serving the Building and located in the Premises as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree.

     Notwithstanding anything to the contrary contained herein, in no event shall Tenant be responsible to repair, maintain and/or replace any portion of the Premises or the Building which is damaged by the acts of negligence of Landlord or by any person or entity acting on behalf or with the authority of Landlord. Further, Tenant shall be responsible to repair damage to any portion of the Premises beyond the interior non-structural portions thereof which is caused by the acts or negligence of Tenant or by any entity or person acting on behalf of or with the authority of Tenant except to the extent that such damage is covered by the insurance which Landlord maintains on the Building.

     Landlord covenants and agrees that it shall, at its sole cost and expense (subject to being included as Operating Expenses), keep all of the Premises and the Building in good and sanitary condition and repair at all times during the Term and with the exception of the portion of the Premises which Tenant is responsible to repair pursuant to this Lease.

7. ADDITIONS AND ALTERATIONS

     (a) Consent Required for Alterations. Except as provided below, Tenant shall not, without the prior written consent of Landlord in each instance which consent shall not be unreasonably withheld, conditioned or delayed, perform any alterations, additions, installations or improvements in the Premises ("Alterations"). If Landlord consents to any Alterations, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including, without limitation, requiring Tenant to furnish Landlord with insurance against liabilities which may arise out of such work, plans and specifications plus permits necessary for such work. The work necessary to make any Alterations to the Premises shall be done at Tenant's expense by employees of, or contractors hired by Tenant. Tenant shall promptly pay when due, the cost of all such work plus, in all cases other than decorating or redecorating, Landlord's actual, out-of-pocket costs for non- staff engineers and architects in connection with each such Alteration.

     Tenant may, without Landlord's consent, make alterations to the interior of the Premises which do not affect the structural portions of the Premises, or common areas of the Building or the plumbing heating, ventilating air-conditioning, mechanical, or life-safety systems in the Premises, provided
(i) the cost of said alterations does not exceed seventy-five thousand dollars ($75,000.00) in any twelve (12) month period, and (ii) such alterations comply with an the requirements of this Lease (iii) do not alter the original design concept of the Premises. Tenant shall submit to Landlord copies of all invoices documenting that the cost of such work does not exceed such amount.

     (b) Alterations Become Landlord's Property. AU permanent Alterations to the Premises which are fixtures (i.e. excluding file cabinets, modular partitions, office equipment and trade fixtures) made or paid for by Landlord or Tenant, shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord requests their removal at the time of installation (in which case Tenant shall remove the same as provided in this Lease), be relinquished to Landlord in good condition, ordinary wear and damage resulting from fire or other casualty excepted.

8. COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Building or Premises. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Building or Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or by Tenant to the Premises and, if any such lien attaches or a claim for a hen is asserted, Tenant covenants and agrees to cause it to be immediately released and removed of record, provided, however, that if such lien is being contested in good faith by Tenant by appropriate proceedings diligently pursued, Tenant shall not be in default hereunder if Tenant shall, cause such lien or claim of lien to be insured over by a title insurance company selected by, and for the benefit of, Landlord. If such lien is not released and removed or insured over as aforesaid, Landlord, at its sole option and upon not less than thirty (30) days prior written notice to Tenant, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums , costs and expenses (including reasonable attorney's fee) incurred by Landlord in connection with such lien.

9. INSURANCE

     (a) Waiver of Subrogation. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof which loss or damage is covered by valid and collectible physical damage insurance policies. Each of Landlord and Tenant waive any and every claim against the other for any and all loss of or damage to the Building or the Premises or the contents thereof which would have been covered had the insurance policies required to be maintained by it by this Lease been in force, to the extent that such loss or damage would have been recoverable under such insurance policies. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it, policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

     (b) Coverage . Tenant shall purchase and maintain insurance, as hereinafter defined, during the entire Term for the benefit of Tenant and Landlord (as their interest may appear). All insurance required to be carried by Tenant hereunder shall be with companies rated A:8, or better, in the most recent edition of Best's Insurance Guide and licensed to provide the relevant insurance in the State of Illinois. All such insurance shall name Landlord, and any other person or party designated by Landlord, as additional insureds. Initially Tenant shall maintain the following coverages in the following amounts:

          (i) Commercial General Liability Insurance with "all risk" coverage including, but not limited to, bodily injury and property damage, advertising liability, products/completed operations liability, fire legal liability, and contractual liability with combined single limits of liability of not less than $3,000,000 for bodily injury and property damage per occurrence.

          (ii) Property Insurance covering all Tenant improvements in the Premises, furniture, trade fixtures, equipment, merchandise and all other items of Tenant's property on the Premises, which insurance shall, with respect only to the work and other Tenant improvements, name Landlord, and others as provided above, as additional loss payees as their interests may appear. Such insurance shall be written on an "all risks!' of physical loss or damage basis including but not limited to the perils, of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance.

          (iii) Workers' Compensation Insurance with statutory benefits and Employers Liability Insurance with the following amounts: Each Accident - $100,000; Disease - Policy Limit - $100,000; Disease - Each Employee - $100,000. In the event that the applicable statute requires amounts greater than those set forth herein, the statutory amounts shall be so required.

     Tenant shall, prior to the Commencement Date and on each anniversary of the Commencement Date, furnish to Landlord certificates evidencing all such coverages, which certificates shall state that such insurance coverage may not be changed or cancelled without at least, thirty (30) days prior written notice to Landlord and Tenant. Tenant shall not be in default under the terms of this Lease for failure to provide a certificate evidencing such coverage unless Tenant fails to deliver such certificate within fifteen (15) business days after receipt of a request therefor from Landlord. The insurance maintained by Tenant shall be deemed to be primary insurance and any insurance maintained by Landlord shall be deemed secondary thereto. Tenant shall cause certificates of insurance satisfactory to Landlord (including, without limitation, workers' compensation insurance) from all contractors performing labor or furnishing materials, insuring against any and all claims, costs, damages, liabilities and expense which may arise in connection with Alterations, with the coverages and in the limits required of Tenant hereunder.

     (c) Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities applicable to Tenant's use and occupancy of the Premises, and shall not directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize or increase the cost of Landlord's insurance or require additional insurance coverage on the part of Landlord.

     (d) Landlord's Insurance. Landlord shall maintain, for its benefit and the benefit of Tenant as an additional insured, general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Building, such insurance to afford protection to Landlord and its managing agent to the limit of not less than Three Million and 00/100 dollars ($3,000,000.00) in respect to the injury or death or bodily injury to a single person, and to the limit of not less than Three Million and 00/100 Dollars ($3,000,000.00) in respect to any one accident, and to the limit of not less than Five Hundred Thousand and 00/ 100 Dollars ($500,000.00) in respect to any property damage. For purposes of this Lease. Landlord shall be deemed to have casualty insurance in effect, subject to normal deductibles, in an amount sufficient to cover the full replacement cost of the Building.

10. FIRE OR CASUALTY

     (a) Damage to Building. If the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty and if such damage does not cause a termination of this Lease as described in the following sentences, then Landlord shall repair and restore the damage with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord's reasonable control, but Landlord shall not be obligated to expend for repairing or restoring the damage an amount in excess of the proceeds of insurance recovered with respect to the damage. If in

Landlord's estimate the Premises cannot be restored within ninety (90) days from the date of such fire or casualty, then Landlord shall give notice to Tenant of such estimate within fifteen (15) business days after such fire or casualty. Tenant may elect in writing, within ten (10) days following the date of such notice from Landlord, to terminate this Lease effective as of the date of such damage. If any such damage: (i) renders general Building systems inoperable and such systems cannot be repaired in Landlord's reasonable estimate within ninety
(90) days from the date of such damage, or (ii) occurs within the last twenty four (24) months of the Term, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within ninety (90) days after the date of such damage. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease, by virtue of any delays, in completion of such repairs and restoration. Rent, however, shall abate on those portions of the Premises as are, from time to time, untenantable as a result of such damage, from the date of such damage.

     (b) Repair of Building. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Section to repair or restore any portion of the work or any other alterations, additions, installations or improvements in the Premises or the decorations thereto. If Tenant desires any other or additional repairs or restoration, and if Landlord consents thereto, it shall be done at Tenant's sole cost and expense subject to all of the provisions of this Lease. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to the work or any other alterations. additions, installations, improvements or decorations which would become Landlord's property upon the termination of this Lease; provided, however, that Landlord shall make available to Tenant the proceeds of such insurance to pay for the restoration of the Premises if the Premises are so restored.

11. WAIVER OF CLAIM - INDEMNIFICATION

     (a) Tenant's Waiver. Landlord and its affiliates, directors, officers, agents, servants and employees shall not be liable for any damage either to person, property or business or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or the Premises or any part thereof or any appurtenances thereto becoming out of repair, or due to the happening of any accident or event in or about the Building, including the Premises, or due to any act or neglect of any tenant or occupant of the Building or of any other person, unless caused by the negligence or intentional acts or omissions of Landlord or its agents, employees or contractors, but subject to the waiver of subrogation contained in this Lease. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, ice, frost, flood, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and, except as provided above, shall apply without distinction as to the person whose act or neglect was responsible for the damage and shall apply whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof.

     (b) Tenant's Indemnification. Without limiting any other provisions hereof, but subject to the waiver of subrogation provisions of this Lease, except for liability caused by the negligence or willful acts of Landlord or its agents, employees or contractors, Tenant agrees to defend, protect, indemnify and save harmless Landlord and its affiliates, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (i) the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) by Tenant or by any person or entity acting on behalf of or with the authority of Tenant in or about the Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises; (ii) any act, omission or negligence of Tenant or any of its subtenants, subusers or licensees or its or their partners, directors, officers, agents, employees or contractors; and (iii) any accident, injury or damage whatever (except to the extent caused by Landlord's negligence) occurring in, at or upon the Premises; but only to the extent such conduct, management, act, omission, negligence, accident, injury or damage are not covered by the insurance maintained by Landlord pursuant to this Lease; together with all reasonable, out-of pocket costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding be brought against Landlord or its directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). Tenant shall obtain for the benefit of Landlord, a similar indemnity from any and all contractors performing labor or furnishing materials to Tenant or the Premises in connection with Alterations.

     (c) Landlord's Indemnification. Landlord shall protect; indemnify and save Tenant and its officers, agents and employees harmless from and against any and all obligations, liabilities, costs, damages, claims and expenses of whatever nature arising from injury to persons or damage to property on the Premises or in or about the building wising out of the gross negligence or intentional acts or willful misconduct of Landlord, or its agents, contractors, servants or employees, but only to the extent that all such obligations, liabilities, costs, damages, claims and expenses are not covered by the insurance required to be maintained by Landlord and Tenant pursuant to this Lease.

12. CONDEMNATION

     If the Building (or any portion of the Premises), shall be taken or condemned by any competent authority, or a deed given in lieu of condemnation for any public or quasi-public use or purpose, Tenant and Landlord shall each have the right, exercisable within each party's sole discretion, to cancel this Lease upon not less than sixty (60) days notice prior to the date of cancellation designated in the notice. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or condemnation. Notwithstanding the foregoing; Tenant may pursue a separate award to recover the cost of Tenant's moving expenses and improvements to the Premises paid for by Tenant and the loss of any trade fixtures or personal property, provided that such separate award shall not reduce the award or judgment recoverable by Landlord.



13. ASSIGNMENT AND SUBLETTING

     (a) No Assignment or Sublet Without Consent. Subject to any provisions of this Section to the contrary, Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, (i) assign, convey or mortgage this Lease or any interest hereunder,
(ii) permit to occur or permit to exist any assignment of this Lease, or any hen upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof, (iv) advertise as available for sublet or assignment all or any portion of the Premises, excepting, however, advertising for sublet or assignment to any Permitted Assignee as provided in subparagraph 13(e) below; or (v) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant, without the consent of Landlord, shall be void and of no effect. Except as may otherwise be set forth herein, there shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this Section, shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the Tenant hereunder and to collect rent from such assignee, subtenant or transferee shall neither release Tenant or any subsequent Tenant from any covenant or obligation under this Lease, nor constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting, or transfer. Landlord may condition its consent upon execution by the subtenant or assignee of an instrument confirming such restrictions on further subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder. Without limiting the foregoing, Tenant agrees to indemnify, defend and hold Landlord and its employees, agents, their officers and partners harmless from and against any claims made by any broker or finder for a commission or fee in connection with any subleasing or assignment by Tenant or any subtenant or assignee of Tenant.

     (b) Procedure for Consent. If Tenant desires the consent of Landlord to an assignment or subletting Tenant shall submit to Landlord, prior to the proposed effective date of the assignment or sublease, a written notice which includes:

          (i) the final executed documentation of such assignment or sublease;
     and

          (ii) Sufficient information to permit Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee or subtenant.

     Landlord agrees to notify Tenant as to whether Landlord consents to such assignment or sublease within ten (10) business days after receipt by Landlord of the documents required pursuant to (i) and (ii) above including final executed documentation. If the terms of the proposed sublease or assignment change in any material respect from the terms contained in the documents delivered to Landlord pursuant to (i) or (ii) above, or the identity of the sublessee or assignee changes, then Tenant shall resubmit such documents to Landlord and indicate in writing such changes and Landlord shall have an additional ten (10) business days after receipt of such revised documents to either approve or disapprove of such assignment or sublease.

     In the event Landlord fails to respond to Tenant's request within the ten
(10) business day period provided for above, provided that Landlord has received from Tenant all information reasonably required by Landlord to evaluate the potential sublease or assignment presented then to it, and if, after the expiration of said ten (10) business day period, Tenant delivers to Landlord an additional notice again requesting consent to such assignment or subletting and in such notice advises Landlord that Landlord has not responded within the ten
(10) business day period and that a failure of Landlord to respond to the additional notice within the additional period of ten (10) business days following Landlord's receipt shall be deemed approval of such assignment or sublease, then, in such circumstances, the then pending request for consent to such assignment or sub-lease shall be deemed approved. The additional notice contemplated by this provision shall, in addition to the notice provisions given under this lease, also be sent to the Landlord, to the attention of the office of the general counsel.

     (c) Landlord's Share of Income. If Landlord consents to any assignment of this Lease or a sublease of the Premises, as a condition of Landlord's consent, Tenant shall pay to Landlord any reasonable attorneys' fees and expenses incurred by Landlord in connection with such assignment or sublease, and shall further pay to Landlord fifty percent (50%) of the sum of the excess of the Base Rent and Additional Rent received, or to be received, by Tenant from the subtenant or assignee of the Premises, after deducting all reasonable and customary costs incurred by Tenant (but excluding from such costs any brokerage commissions paid or to be paid to Tenant or any person or party affiliated with Tenant), approved by Landlord in the exercise of its reasonable discretion, with respect to Tenant obtaining a subtenant or assignee.

     (d) Transfer of Corporation Partnership Interest. If Tenant is a partnership, a withdrawal or change, whether voluntary, involuntary or by operation of law or in one or more transactions, of partners owning directly or indirectly a controlling interest in Tenant shall be deemed an assignment of this Lease and subject to the provisions of this Section. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale, transfer or redemption of a direct or indirect controlling interest in the capital stock of Tenant, in one or more transactions, shall be deemed a voluntary assignment of this Lease and subject to the provisions of this Section, except as may otherwise be set forth below. Neither this Lease nor any interest therein nor any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant.

     (e) No Consent Required. Notwithstanding anything contained herein to the contrary, Tenant shall have the right, without Landlord's consent but upon prior written notice to Landlord, to assign or sublet all of, or sublet a portion of, the Premises to Permitted Assignees (as hereinafter defined), provided that such assignment or subletting shall not relieve Tenant of its obligations hereunder and in the event of any assignment hereunder, such assignee assumes, pursuant to an agreement in form and substance reasonably satisfactory to Landlord, the obligations of Tenant hereunder, and provided further that the Permitted Assignee shall continue to use the Premises pursuant to all the provisions of this Lease. As used herein, a "Permitted Assignee" shall mean any corporation or other business entity which directly or indirectly controls, is controlled by, or is under common control with

Tenant or its parent, or which acquires all of the assets of Tenant, or of a business entity which directly or indirectly controls Tenant.

     In addition to the foregoing, Landlord and Tenant acknowledge and agree that Tenant intends to enter into this Lease, in part, to provide occupancy arrangements, which in no event shall create the relationship of assignor-assignee or sublessor-sublessee, for companies in which it or its parent entity or any related or affiliated entity has an ownership interest. Landlord further acknowledges and agrees that Tenant's ability to provide such occupancy rights to such parties is essential to Tenant entering into this Lease and Landlord's agreement to the provisions of this paragraph is an inducement to Tenant to enter into this Lease. Accordingly, notwithstanding anything to the contrary contained in this Lease, Landlord and Tenant acknowledge and agree that in no event shall Landlord have any right to consent or approve Tenant's right to provide occupancy arrangements to any "Divine Company" (as hereinafter defined). Further, in no event shall Tenant be obligated to provide Landlord with any written notice of the existence of such occupancy arrangements with respect to any Divine Company in the Premises. In connection with Tenant's providing such occupancy arrangements to the Divine Companies, Landlord further acknowledges and agrees that Tenant shall have the right to perform, upon Landlord's consent, which consent shall not be unreasonably withheld, any and all alterations, additions and/or improvements to the Premises which do not affect the structure nor materially and adversely affect any building mechanical or life safety systems. Such alterations, additions and/or improvements may include, without limitation, the installation of cubical systems, data processing and supplemental HVAC, as necessary, carpeting, decorating and other cosmetic improvements as well as other alterations, additions and/or improvements of like nature to provide for the occupancy arrangements of such parties. In no event shall Landlord be entitled to share in any profit or revenue derived by Tenant from providing such occupancy arrangements to any Divine Company nor shall Landlord have any right to recapture any portion of the Premises nor terminate this Lease in connection with Tenant's arrangements with such Divine Companies in the absence of Tenant's default under this Lease. In connection with any such occupancy arrangements to the Divine Companies, Tenant acknowledges and agrees that in no event shall Tenant be released from any and all of its obligations under this Lease in connection therewith and Tenant shall remain liable under this Lease notwithstanding any such provisions of occupancy arrangements to any Divine Company. As used herein, a "Divine Company" shall be deemed to be any of the following entities: (a) any entity which is in control of, under common control or controlled by Tenant or Tenant's parent entity, divineInterventures, and/or (b) any entity in which Tenant and/or Tenant's parent entity has an ownership interest or voting interest of not less than five percent (5%), such interest to be calculated as of the day that Tenant or Tenant's parent entity enters into its occupancy arrangement with such entity and/or (c) any entity which has a strategic alliance, consulting arrangement or occupancy management agreement with Tenant and/or Tenant's parent entity such that such entity obtains from or provides to Tenant and/or Tenant's parent entity material services in addition to the use of the Premises.

14. SURRENDER OF POSSESSION

     Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or otherwise, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and tear, and damage caused by casualty and condemnation excepted. Any interest of Tenant in the alterations, improvements, installations and additions to the Premises in the nature of fixtures (i.e., excluding file cabinets, modular partitions, office equipment and trade fixtures) made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord's property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements, installations and additions shall be relinquished to Landlord in good condition, ordinary wear and tear, and damage caused by casualty and condemnation excepted. Prior to the termination of the Term or of Tenant's right of possession Tenant shall remove its furniture, trade fixtures, equipment and all other items of Tenant's movable property on the Premises. Unless requested to do so by Landlord at the time of installation, Tenant shall not have any right to remove, any alterations, improvements, installations or additions, which shall include built-in items or shelves and all other attached items, excluding trade fixtures. Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant fails or refuses to remove any such property from the Premises, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and at its option Landlord may: (i) accept the title to the property; (ii) or at Tenant's expense remove the property or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal; and store, destroy or otherwise dispose of the property without incurring liability to Tenant or any other person.

15. HOLDING OVER

     In the event the Lease is not renewed or a new lease is not entered into between the parties, and if Tenant shall then hold over after the expiration of the Term of this Lease, and if Landlord shall then not proceed to remove Tenant from the Premises in the manner permitted by law (or shall not have given written notice to Tenant that Tenant must vacate the Premises) irrespective of whether or not Landlord accepts rent from Tenant for a period beyond the expiration date, the parties hereby agree that Tenant's occupancy of the Premises after the expiration of the Term shall be under a month-to-month tenancy commencing on the first day after the expiration of the Term, which tenancy shall be upon all of the terms set forth in this Lease except Tenant shall pay on the first day of each month of the holdover period as Base Rent, an amount equal to 1.5 times one-twelfth of the sum of the Base Rent and Additional Rent payable by Tenant during the last year of the Term (i.e., the year immediately prior to the holdover period). Further, Landlord shall not be required to perform any work, furnish any materials or make any repairs within the Premises during the holdover period. It is further stipulated and agreed that if Landlord shall, at any time after the expiration of the Term proceed to remove Tenant from the Premises as a holdover, the Base Rent for the use and occupancy of the Premises during any holdover period shall be calculated in the same manner as set forth above. In addition to the foregoing, in the event Tenant fails to vacate the Premises within thirty (30) days after written demand therefor from Landlord, Landlord shall be entitled to recover from Tenant any losses or damages arising from such holdover. If Tenant shall hold-over or remain in possession of any portion of the Premises beyond the Termination Date, Tenant shall be subject not only to summary proceeding and all damages related thereto, but also to any damages arising out of any lost opportunities (and/or new leases) by Landlord to re-let the Premises (or any part thereof); provided, however, with respect to any lost opportunity, Landlord has given written notice to

Tenant not less than forty five (45) days prior to the expiration of the Term that Landlord requires that Tenant deliver possession of the Premises to Landlord not later than the effective date of expiration, which notice sets forth that Landlord has a tenant for the Premises and will suffer damages for the lost opportunity as a result of any holdover by Tenant. All damages to Landlord by reason of such holding over by Tenant may be the subject of a separate action and need not be asserted by Landlord in any summary proceedings against Tenant. Notwithstanding anything contained herein to the contrary, for a period not to exceed thirty (30) days after the scheduled end of the Term, Tenant shall not be required to pay the Rent increase provided for in this paragraph for failing to vacate after the end of the Term if and only if Landlord and Tenant are actively engaged in bonafide negotiations with regard to an extension or renewal of this Lease for the Premises. Notice at any time from Landlord to Tenant that Landlord does not wish to negotiate any extension, which notice may be given prior to the beginning of the holdover period, shall be dispositive that bonafide negotiations are not in progress (although such a notice is not required to be given by Landlord).

16. ESTOPPEL CERT IFICATE

     Landlord and Tenant each agree that from time to time upon not less than ten (10) days prior request by the other to deliver a statement in writing certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that to the actual knowledge of the, executing party, the other party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; and (iv) such further matters as may be reasonably requested, it being intended that any such statement may be relied upon.

     Landlord represents to Tenant that the Building is not encumbered by a mortgage, trust deed or ground lease. In the event Landlord encumbers the Building with a mortgage, at Landlord's absolute discretion, this Lease shall become subordinate to such mortgage, provided that Landlord shall obtain an agreement from the mortgagee under such mortgage that Tenant's rights hereunder shall not be disturbed by Landlord's default under such mortgage for so long as Tenant is in full compliance with its obligations under this Lease.

17. CERTAIN RIGHTS RESERVED BY LANDLORD

     Landlord shall have the following rights, each of which Landlord may exercise without notice to Tenant (but subject to maintaining access to the Premises as described in subparagraph (iii) below), and without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim:

          (i) To change the name or street address of the Building,

          (ii) To install, affix and maintain any and all sips on the exterior or interior of the Building, excluding the Premises.

          (iii) To decorate or to make repairs, alterations, additions, installations or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as such actions do not materially and adversely affect the use (as contemplated under this Lease) of or access to and from the Premises.

          (iv) To furnish door keys, magnetic cards or electronic access systems for the entry door(s) in the Premises at the commencement of the Lease and to retain at all times, and to use in appropriate instances, keys or access cards to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional keys and access cards as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to the Premises, Tenant relieves and releases Landlord of all responsibility arising out of theft, robbery, pilferage and personal assault, excluding gross negligence or willful misconduct of Landlord or its agents. Upon the expiration of the Term or Tenant's right to possession, Tenant shall return all keys and access cards to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

          (v) To designate and approve all window coverings used in the Building.

          (vi) To approve the weight, size and location of safes, vaults, vertical files and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and similar items to be moved into or out of the Building and Premises only at such times and in such manner as Landlord shall direct. Tenant shall not install or operate machinery or any mechanical devices of any nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant's property into or out of the Building or Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right to require permits before allowing any property to be moved into or out of the Building or Premises.

          (vii) To establish reasonable controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building after Normal Operating Hours.

          (viii) To regulate in a reasonable manner delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

          (ix) During the last three (3) months of the Term, to show the Premises to prospective tenants, hen holders and purchasers at reasonable times.

          (x) To enter the Premises at any reasonable time to inspect the Premises provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Premises.

          (xi) To grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building. If Landlord elects to make available to tenants in the Building any services or supplies, or arranges a master contract therefor, Tenant agrees to obtain its requirements, if any, therefor from Landlord or under any such contract, provided that the charges therefor are reasonable, and that the services contracted for are similar to those provided in other buildings in, downtown Chicago.

13. RULES AND REGULATIONS

     Tenant agrees to observe such rules and regulations for the Building as Landlord may promulgate from time to time during the Term. Landlord shall have the right from time to time to prescribe additional rules and regulations for general application which, in its reasonable judgment, may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all of the rules and regulations; provided, however, that the rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant or increase the obligations of Tenant hereunder. Landlord shall uniformly enforce rules and regulations.

19. DEFAULT AND LANDLORD'S REMEDIES

     (a) Default. Any one or more of the following events shall be a default ("'Default") under this Lease: (i) If Tenant does not pay the Rent or any installment thereof or does not pay any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant on the date such payment is due, and such failure to pay shall continue for ten (10) days thereafter and such failure to pay shall continue for five (5) business days following written notice of default from Landlord to Tenant; provided, however, that Landlord shall not be obligated to give Tenant more than two (2) such notices of default in any twelve (12) month period to constitute a Default hereunder; or (ii) if Tenant fails to observe or perform any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant provided, if such default cannot be cured within thirty (30) days, Tenant fails to commence to cure such default within said thirty (30) day period or having commenced to cure such default, fails to diligently pursue such cure; or (iii) if a default is made in the performance by Tenant of any covenant of this Lease which involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant; or (iv) if the interest of Tenant in this Lease shall be levied on under execution or other legal process; or (v) if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant; or (vi) if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or (vii) if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within ninety (90) days from the date of his appointment; or (viii) if Tenant shall make an assignment for the benefit of creditors; or (ix) if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature; or (x) if Tenant shall default under any other lease in the Building.

     (b) Landlord's Remedies. If a Default occurs, Landlord may, at its sole option, with or without further notice or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein (provided that Landlord shall use such efforts as are required by law to mitigate any damages resulting from such Default).

          (i) Terminate this Lease and the Term created hereby and immediately, repossess the Premises. If Landlord does terminate this Lease and repossess the Premises, Landlord shall be entitled to immediately recover, in addition to any other sums or damages for which Tenant may be liable to Landlord, as damages, a sum of money equal to the sum of (1) the excess of the present value of the Rent provided to be paid by Tenant for the balance of the Term over the present value of the anticipated fair market rent for the Premises (computed based upon the yield on U.S. Treasury obligations having a maturity closest to the Termination Date) that could be achieved for said period, after deduction of all anticipated expenses of reletting, including, without limitation, all allowances, abatements, construction costs, brokerage commissions and tenant concessions likely to be required under then existing market conditions; plus (2) the unamortized portion of any brokerage commissions and other costs incurred by Landlord in connection with this Lease, as amortized on a straight-fine basis with interest on the unamortized amount at twelve percent (12%) per annurn over the initial Term during which Base Rent is payable and (3) all Rent and other charges owed by Tenant to Landlord which shall have accrued prior to such termination. Should the present value of the anticipated fair market rent for the Premises, after deduction of all anticipated expenses of reletting, that could be achieved for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

          (ii) Landlord may terminate Tenant's right of possession and may repossess the Premises by forcible entry and detainer suit, by taking peaceful possession or otherwise, without terminating this Lease. If Landlord terminates Tenant's right of possession without terminating this Lease, Landlord shall take reasonable measures to the extent required by law, to relet the same for the account of Tenant, for such rent and upon such terms as shall be reasonably satisfactory to Landlord. Reasonable measures shall not obligate Landlord to show the Premises before showing other space in the Building to a prospective tenant or to accept below market rent for the Premises. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises and to relet the Premises at such rental rate (which, may be higher than the rental rate then applicable under this Lease), as Landlord reasonably determines to be necessary to maximize the effective rent on reletting. If Landlord shall fail to relet the Premises, Tenant shall pay to Landlord as damages the amount of the Rent reserved in this Lease for the balance of the Term as due hereunder. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the costs and expenses of all decoration, repairs, remodeling, alterations, installations and additions and the expenses of such reletting (including all allowances, abatements and other tenant concessions required under then-existing market conditions), to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time. Tenant shall not be entitled to any rents received by Landlord in excess of the Rent provided for in this Lease. Tenant agrees that

     Landlord may file suit to recover any sums failing due under the terms of this Section from time to time and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgment in favor of Landlord.

     Notwithstanding anything in this Lease to the contrary, in no event shall
(i) Landlord have any right to accelerate the Rent or other amounts payable hereunder except as set forth above, or (ii) Tenant be liable for any costs of preparing the Premises for reletting in excess of the reasonable cost to restore the Premises to the same condition as on the Commencement Date, reasonable wear and tear excepted. Further, in the event of any default by Tenant under this Lease, Landlord shall in all instances use reasonable efforts to mitigate its damages in connection therewith.

20. NONWAIVER

     No waiver of any provision of this Lease shall be implied by any failure of either Landlord or Tenant to enforce any remedy on account of the violation of such provision, even if such violation is continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

21. LATE CHARGES AND INTEREST

     Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) for bookkeeping and administrative expenses, if any portion of Rent is not received when due. If Landlord issues a notice of Default to Tenant, Tenant shall pay Landlord an additional service charge in the amount of One Hundred Dollars ($100.00) In addition, any Rent not paid when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. The term "Default Rate" shall mean the maximum rate payable by Tenant under the law of the State of Illinois, or, in the absence of a maximum rate, at the rate of two percent (20%) per annum in excess of the prime interest rate announced from time to time by Bank One Corporation as its "prime rate' (but not less than fourteen percent [14%] per annum) from the date when the same is payable under the terms of this Lease until the same shall be paid. The provisions of this Section shall only apply after Tenant has been given written notice of violation on two (2) occasions in any twelve (12) month period and has failed to cure such violation within twenty-four (24) hours of receipt of such notice. Any subsequent violation will be deemed a Default of this Lease, subjecting Tenant to all remedies available to Landlord hereunder without the requirement of any further notice.

22. INSUFFICIENT FUNDS

     If during the Term, as it may be extended, Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any such checks of insufficient funds shall be borne by Tenant.

23. COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof

24. REAL ESTATE BROKER

     Each party represents that it has dealt with (and only with) the Broker specified in the Basic Provisions as broker in connection with this Lease, and that insofar as Tenant knows, no other brokers negotiated this Lease or are entitled to any commissions in connection therewith. Landlord shall be solely responsible for the payment of any and all fees or commissions owed to such Broker. Landlord and Tenant each agrees to indemnify, defend and hold the other and its employees, agents, their officers and harmless from and against any claims resulting from a breach of the foregoing representation by the party from whom indemnity is being sought.

25. MISCELLANEOUS

     (a) Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     (b) Successor . Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors and assigns in the event this Lease has been assigned by Landlord or by Tenant with the express written consent of the Landlord.

     (c) Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

     (d) Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of this Lease.

     (e) Lease Contains All Terms. All of the representations and obligations of Landlord and Tenant are contained herein and other Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon the Landlord or Tenant unless in writing signed by such party or by a duly authorized agent of such party empowered by a written authority signed by such party.

     (f) Delivery for Examination. Submission of the Lease for examination shall not bind Landlord in any manner, and no Lease or obligations of the Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

     (g) No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     (h) Captions. The captions of Sections, Subsections, Paragraphs and Subparagraphs; are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections, Subsections, Paragraphs or Subparagraphs.

     (i) Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     (j) Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts, as Landlord in its sole discretion, may elect.

     (k) Time of Essence. Time is of the essence of this Lease and each of its provisions.

     (l) Governing Law; Partial Invalidity. Interpretation of this Lease shall be governed by the laws of the State of Illinois. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect to which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     (m) Landlord's Consent. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant's sole remedy shall be an action for specific performance or injunction.

     (n) Early Occupancy. If the Tenant shall occupy the Premises prior to the beginning of the Term of this Lease with the Landlord's consent, a the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the Premises.

     (o) Union Labor. In the course of any work being performed by Tenant (including without limitation, "field installations" of Tenant's removable property), Tenant agrees to employ union labor compatible with that being employed by Landlord for work in or to the Building, and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute involving personnel providing services or construction in the Building pursuant to arrangements made by Landlord. Tenant shall immediately stop work or other activity if Landlord notifies Tenant that continuing such work or activity would violate Landlord's union contracts affecting the Building, or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

26. NOTICES

     All notices to be given under this Lease shall be in writing and delivered either (i) personally, or (ii) by depositing such notice in the United States mail, certified or registered mail with return receipt requested, postage prepaid, or (iii) via reputable overnight air courier service (such as Federal Express or Airborne) addressed to Landlord at 547 West Jackson Boulevard, Suite 1400, Chicago, Illinois 60661, Attn: Director, Real Estate and Contract Management and to Tenant as set forth in the Basic Provisions of this Lease and, after occupancy of the Premises by Tenant, to Tenant at the Premises and to Tenant at the notice address set forth in the Basic Provisions. Any notice shall be deemed to have been given when actually delivered or when the addressee refuses to accept delivery. Either Landlord or Tenant may change the location at which it receives notices to another location within the United States of America upon not less than ten (10) days notice to the other pursuant to this Section.

27. LIMITATION OF LIABILITY

     In no event shall any of Landlord's officers, directors, agents, advisors, managers, employees, affiliates or successors and assigns ever have any personal liability for any covenant, agreement, obligation, warranty, representation, indemnity or undertaking under this Lease or otherwise or be answerable or liable in any equitable, judicial or administrative proceeding or order.

23. SECURITY DEPOSIT

     Concurrently with Tenant's execution hereof, Tenant shall deposit with Landlord the Security Deposit in the form of an unconditional, irrevocable declining Letter of Credit ("LC"), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder.

     (a) Reducing Certificate of Deposit. Provided that no Default hereunder shall have occurred and be continuing, the LC will be reduced to $275,175.00 on the first anniversary of the Commencement Date, shall further be reduced by $137,588.00 on the second anniversary of the Commencement Date, and shall be reduced to $0, terminated and returned to the Tenant on the third anniversary of the Commencement Date. Once a Default hereunder has occurred and is continuing beyond any applicable cure period, the LC shall no longer reduce; if the LC provides for automatic reductions, it shall also provide that such automatic reductions shall no longer be applicable following the receipt by the issuer of the LC of a written notice from Landlord that Tenant is in default under this Lease, which default has continued beyond the applicable cure period. The LC shall be issued by a United States bank reasonably satisfactory to Landlord. The LC shall provide that Landlord may draw on the LC by furnishing a Sight Draft in the amount demanded together with a statement certified by Landlord that Landlord is entitled to draw upon the LC in the amount being demanded by Landlord. The initial LC shall be valid through at least June 1, 2001 and Tenant shall cause the LC to be renewed no later than thirty (30) days prior to its expiration date and any renewal shall be for at least a twelve (12) month period. If Tenant fails to renew an expiring LC as required above (and furnish Landlord the renewal document), within ten (10) days after notice from Landlord, Landlord shall be entitled thereafter to draw upon the LC in the full amount of the LC in which event Landlord shall retain said money as a cash security deposit. If at any time Landlord draws upon the LC, Tenant shall, within thirty (30) days thereafter, cause the LC to be increased back to the full amount provided for herein.

     (b) Use of Security Deposit. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any Rent or other sums of money which Tenant may not have paid when due; (ii) any sum expended by Landlord on behalf of Tenant in accordance with the provisions of this Lease; or (iii) any sum which Landlord may expend or be required to expend by reason of a Default by Tenant, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in Section 19 hereof The use, application or retention of the Security Deposit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the Security Deposit) and shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with Landlord (or restore the balance of the LC) in an amount sufficient to restore the Security Deposit to its original amount.

     (c) Return of Security Deposit. If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant without interest within thirty (30) days after the expiration of the Term or later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Security Deposit, or of the remaining balance thereof, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant's interest in this Lease or the Security Deposit. In such event, upon the return of the Security Deposit, or the remaining balance thereof to the original Tenant, Landlord shall be completely relieved of liability under this Section 29 or otherwise with respect to the Security Deposit.

29. RIGHT OF FIRST OFFER

     If, at any time and from time to time during the initial Term or Renewal Term (as hereinafter defined) of this Lease, all or any portion of contiguous office space to the Premises becomes available for leasing to third parties, Landlord shall so notify Tenant, which notice shall specify the location and size of, and the terms from any prospective tenant that are being considered (or if Landlord has not received terms from any prospective tenant, the Base Rent, which shall be the Market Rate as hereinafter defined) for, such portion of the Building (any such space is hereinafter referred to as the "First Offer Space") and the commencement date of the lease of the First Offer Space (the "First Offer Commencement Date"). Within eight (8) business days after Tenant's receipt of such notice, Tenant shall give notice ("Tenant's First Offer Notice") to Landlord as to whether or not it desires to lease the First Offer Space. During said eight (8) business day period Landlord agrees to negotiate in good faith with Tenant the terms of the First Offer Space (including the Base Rent, if applicable). If Tenant does not desire to lease the First Offer Space or Tenant fails to deliver such notice to Landlord within such eight (8) business day period, Landlord shall have the right to lease the First Offer Space free and clear of any rights of Tenant in such space. Tenant's right to add the First Offer Space to the Premises shall be subject to the condition that no Default which remains uncured (beyond any applicable notice and cure periods) shall exist under this Lease at the time of Tenant's notice to Landlord or on the First Offer Commencement Date.

     In the event Tenant timely exercises its right to lease the First Offer Space, then commencing upon the First Offer Commencement Date, the First Offer Space shall become part of the Premises, subject to the same terms and conditions as are contained in this Lease, and any renewals hereof, except as hereinafter provided:

          (i) The Base Rent per rentable square foot of the First Offer Space shall be either (a) if Tenant accepts the Market Rate as set forth in Landlord's notice, Landlord's good faith determination of the Base Rent for the First Offer Space, (b) if Tenant and Landlord negotiate and agree upon the Base Rent as set forth above, such agreed upon Base Rent, or (c) if the parties fail to agree upon the Base Rent within the eight (8) business day time period specified above, then Landlord and Tenant shall, within ten
     (10) days after Tenant's First Offer Notice submit in writing and deliver to each other their respective good faith determination of the Base Rent and shall select a mutually acceptable member licensed real estate broker, with experience in real estate activities, including at least ten (10) years' experience in leasing office space comparable to the Building in the West Loop leasing submarket, which broker shall determine the Base Rent. If the parties cannot agree on a broker within such ten (10) day period, then within five (5) days after the end of such period, Landlord and Tenant shall each select a broker meeting the above criteria and within ten (10) days thereafter the two (2) appointed brokers shall select a broker meeting the above criteria, and such broker shall determine the Base Rent. If one party shall fail to make such an appointment within said five (5) day period, then the broker chosen by the other party shall determine the Base Rent. If the two (2) brokers selected by Landlord and Tenant cannot agree on a broker, a broker meeting the same criteria as above shall be selected by the then-sitting presiding judge of the Circuit Court of Cook County. Once the broker has been selected, then as soon thereafter as practicable (but. in no event more than thirty (30) days thereafter), such broker shall select either Tenant's determination of the Base Rent or Landlord's determination of the Base Rent, which selection shall be the one that is closer to the Base Rent as determined by the broker. The determination so selected shall be the Base Rent. Landlord and Tenant shall equally share the cost of the broker, including, without limitation, the fees and expenses of the broker or brokers appointed in accordance with this Section
     30. The decision of the broker shall be binding upon Landlord and Tenant.

          (ii) The term for the First Offer Space shall be for the remainder of the Term (including any Renewal Term) as set forth in this Lease.

          (iii) Landlord shall have no obligation to make improvements, decorations, repairs, alterations, or additions to the First Offer Space as a condition to Tenant's obligation to pay Base Rent or Additional Rent for the First Offer Space, except to the extent the same is determined to be a factor of the Market Rate.

          (iv) Commencing on the First Offer Commencement Date, the First Offer Space shall become part of the Premises hereunder, and the Base Rent for the First Offer Space shall commence. Tenant's Proportionate Share shall be appropriately adjusted effective as of the First Offer Commencement Date and all rent adjustments with respect to the First Offer Space shall commence. If the First Offer Commencement Date is other than on the first day of a month, the Base Rent for the first month shall be appropriately adjusted and if the date on which Tenant's Proportionate Share is to be increased is on other than the first day of a calendar year, Tenant's Proportionate Share shall be increased only for that portion of the calendar year commencing with the First Offer Commencement Date. Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant confirming the adjustments to the Premises, the Base Rent and Tenant's Proportionate Share.

          (v) Landlord shall not be liable to Tenant in the event that Landlord does not deliver possession of the First Offer Space to Tenant on account of the holding over by any prior tenant of the First Offer Space in violation of the terms of such tenant's lease, provided that Landlord shall use reasonable efforts to obtain possession of the First Offer Space from such other tenant (and Tenant hereby agrees to join in any action brought for possession of the First Offer Space upon Landlord's request and at Landlord's own cost and expense) and the First Offer Commencement Date shall not be deemed to occur until Landlord shall actually deliver the right of possession of the First Offer Space to Tenant.

          (vi) For purposes of this Lease, "Market Rate' with respect to any leasable space shall mean the net rental, as of the date for which such Market Rate is being calculated, per annum per rentable square foot for comparable space of comparable size for a similar term for fully credit worthy tenants by reference to comparable space in the Building and other comparable buildings located in the West Loop submarket, after taking into account all rent abatements and tenant improvement concessions offered to such tenants and all other relevant market factors.

30. OPTION TO EXPAND

     Subject to the rights of any existing tenants as set forth on Schedule II attached hereto, and to the right of Landlord to continue its use and occupancy of the 11th floor of the Building, Tenant shall have the option, upon not less than six (6) months written notice to Landlord, at the second anniversary of the Commencement Date, to lease either the 7th or 11th floor of the Building (the "Option Space"), for the balance of the Term, including any Renewal Term, upon the same terms and conditions as are provided in the Lease for the Premises, excepting, however, Base Rent for the Option Space shall be at Market Rate as defined and determined in the manner set forth in Paragraph 29 hereof In the event Tenant timely exercises its right to lease the Option Space, then commencing upon the first day, as agreed to between Landlord and Tenant, that the Option Space is available for Tenant's tenancy (the "Option Commencement Date"), the Option Space shall become part of the Premises, subject to the same terms and conditions as are contained in this Lease, and any renewals hereof, except as provided above. Commencing on the Option Commencement Date, the Option Space shall become part of the Premises hereunder, and the Base Rent for the Option Space shall commence. Tenant's Proportionate Share shall be appropriately adjusted effective as of the Option Commencement Date and all rent adjustments with respect to the Option Space shall commence. If the Option Commencement Date is other than on the first day of a month, the Base Rent for the first month shall be appropriately adjusted and if the date on which Tenant's Proportionate Share is to be increased is on other than the first day of a calendar year, Tenant's Proportionate Share shall be increased only for that portion of the calendar year commencing with the Option Commencement Date. Landlord and Tenant shall execute an Amendment to Lease, which shall have been prepared by Landlord and shall be in form and substance reasonably satisfactory to Landlord and Tenant confirming the adjustments to the Premises, the Base Rent and Tenant's Proportionate Share.

31. SIGNAGE

     Tenant shall be entitled to be identified on a directory board located in the lobby of the Building and Landlord shall provide up to ten (10) fines of directory signage, at present fonts, for Tenant and/or any other occupant of the Premises as permitted by the Lease. Any additional lobby signage identifying Tenant shall be subject to Landlord's approval, which approval shall not be unreasonably withheld. In granting or withholding approval, Landlord shall be entitled to consider any other third party identifying signage located in the lobby of the Building. In addition, if Tenant so elects, Landlord agrees to install on all entry doors of the Premises a building standard door sign in the name of Tenant, and Tenant shall have the right to install such identifying signage as Tenant deems appropriate in the entryway to each entire floor of the Premises subject to this Lease.

32. NOTICE UPON ENTRY

     Anything in this Lease to the contrary notwithstanding, and except in the event of an emergency, Landlord shall give Tenant reasonable advance notice, written or oral, in the event Landlord intends to enter the Premises for purposes of inspection, repair, maintenance or alterations of the Building, or other purposes permitted under this Lease, but in no event shall more than twenty-four (24) hours notice be required.

33. DEFAULT OF LANDLORD

     In the event of any default of Landlord of its covenants or agreements contained in this Lease, Tenant shall have all available rights and remedies, subject to any limitations set forth in this Lease, provided at law or in equity.

34. LANDLORD'S ACCESS

     Anything in this Lease to the contrary notwithstanding, in the exercise of Landlord's rights to access the Premises or enter upon the Premises for any reason permitted under this Lease, Landlord will interfere with Tenant's use of the Premises as little as possible.

35. SQUARE FOOTAGE OF BUILDING AND PREMISES

     Landlord represents to Tenant that, to the best of Landlord's knowledge,
(i) the Building contains 265,391 rentable square feet and (ii) the Premises contains 55,035 rentable square feet.

36. LANDLORD'S MAINTENANCE OBLIGATIONS

     Landlord shall keep or cause to be kept the common areas, the roof, foundations, the four outer walls, downspouts and gutters of the Building, and all utility systems, lines, conduits and appurtenances thereto located within the Building in good repair.

     IN WITNESS WHEREOF, the parties have executed this Lease as of the day and year first above written.

LANDLORD:
THE COMMUTER RAIL DIVISION OF THE
REGIONAL TRANSPORTATION AUTHORITY, a
division of an Illinois municipal corporation

By /s/ Phillip A. Pagano
  -----------------------------
Typed Name: Phillip A. Pagano
Its: Executive Director

TENANT:

dotspot, inc., a Delaware corporation

By: /s/ Rick Powell
  -----------------------------
Typed Name: Rick Powell
Its: President

                                   EXHIBIT A
                                   ---------

                                  FLOOR PLAN

                                   EXHIBIT B
                                   ---------

PARCEL 1:

LOTS IA, 2A, 2B, 3A, 3B, 4A, 4B, 5A, 5B, 6A, 6B, 7A, 7B, 8A, 8B, 9A, 9B,
10A, 10B, I IA, I 1B, 12A, 12B, 13A, 13B, 14A, 14B, 15A, 15B, 16A, 16B,
17A, 17B, 17C, 17D, BL-1, SBL-1, SBL-2 AND SBL-3 IN 547 WEST JACKSON SUBDIVISION, BEING A SUBDIVISION OF LOTS 1, 4, 5 AND THE NORTH 1/2 OF LOT 8 (EXCEPT THE WEST 9 FEET OF SAID LOTS), IN BLOCK 45 IN SCHOOL SECTION ADDITION TO CHICAGO, IN SECTION 16, TOWNSHIP 39 NORTH, RANGE
14 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED AUGUST 14,1997 AS DOCUMENT 87451976, IN COOK COUNTY, ILLINOIS.

PARCEL 2:

EASEMENTS FOR INGRESS AND EGRESS FOR THE BENEFIT OF PARCEL I AS
CREATED BY AN EASEMENT AND OPERATING AGREEMENT RECORDED
AUGUST 17,1987 AS DOCUMENT NUMBER 87453334, IN COOK COUNTY, ILLINOIS.

                            Cleaning Specifications
                                 "547 Building"

Landlord agrees to perform the following service:

I. Office Areas

     A. Nightly Cleaning

          Nightly cleaning operations will be scheduled to commence at 5:30 pm insofar as possible.

          Dust mop and sweep ceramic tile, terrazzo, asphalt tile, linoleum, rubber, vinyl and other types of flooring to insure dust-free floors.

          Spot vacuum carpeted areas and rugs four (4) nights each week and completely vacuum once each week, moving light furniture other than desks, files cabinets and etc.

          Empty, clean and damp wipe all wastepaper baskets, and receptacles.

          Collect and remove wastepaper and waste materials. Collect and remove flattened cardboard boxes from an area designated by the Tenant.

          Dust all desk equipment, telephones or other similar equipment, as necessary.

          Dust and wipe clean all furniture, fixtures, desk equipment, telephone, cabinets and window sills, door casings, map boards and clean all glass tables and desk tops with impregnated cloths, remove fingerprints, as needed.

          Dust all chair rails, paneling, trim, louvers, pictures, charts, vinyl or fabric chairs, settees, etc, as well as exterior of directory board glass and display glass.

          Dust all base boards and wood work.

          Clean and wash all water fountains and coolers, empty waste water as needed.

          Dust all closets and coat room shelving, coat racks and flooring.

          Wipe clean all metal door knobs, kick plates, directional signs, and etc.

          Upon completion of nightly cleaning chores, all lights shall be turned off, doors locked, and offices left in a neat, orderly condition. Slop sinks, etc., shall be cleaned thoroughly and cleaning equipment stored in a central location.

     B. Periodic Schedule

          Do all high dusting approximately every three (3) months unless otherwise specified, which includes the following:

          Dust all pictures, frames, charts, graphs and other similar wall hangings not reached in nightly cleaning.

          Dust all vertical surfaces, such as walls, partitions, doors and ventilating louvers and other such areas not reached in nightly cleaning.

          Dust all blinds, window frames and exterior light fixtures.

          Once every four (4) months, wax all Tenant's resilient tile flooring so as to maintain a highly polished surface, and strip wax build-up and buff as required.

II Public Lavatories

     A. Nightly Schedule

          Sweep and wash all flooring.

          Wash and polish all mirrors, powder shelves, bright work, etc, including flushometers, piping and toilet seat hinges.

          Wash all basins and bowls.

          Wash both sides of toilet seats.

          Damp wipe all partitions, tile walls, dispensers and receptacles.

          Empty and clean waste paper and sanitary disposal receptacles.

          Fill toilet tissue holders, soap and towel dispensers.

     B. Periodic Schedule

          Wash all partitions, tile walls and enamel surfaces once a month, using proper disinfectant.

          Dust all lighting fixtures once a month, wash as necessary.

          Do all high dusting once a month.

          Scrub floors and walls as necessary.

III. Window Cleaning

          All window, inside and outside, including mullions and sash shall be Gleaned on quarterly basis.

IV. Additional Cleaning Services

Additional cleaning services are available by request through the Office of the Building. All requests for additional building services will be invoiced directly to the Tenant, this invoice will be separate from the regular monthly rental billing.

The following building services are offered on a fee basis:

          Carpet Shampooing

          Furniture Shampooing

          Refrigerator Cleaning

          Relamping of Interior Offices

          Wall Washing/ Painting

          Picture Hanging

          Lock Service

          Grease Trap Maintenance

                               RULES & REGULATIONS
                                 "547 BUILDING"
                           547 WEST JACKSON BOULEVARD
                             CHICAGO, ILLINOIS 60661

RULES AND REGULATIONS
- ---------------------

Tenant agrees to observe such rules and regulations for the Building as Landlord may promulgate from time to time during the Term. Landlord shall have the right from time to time to prescribe additional rules and regulations for general application which, in its reasonable judgment may be desirable for the use, entry, operation and management of the Premises and Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all of the rules and regulations; provided, however, that the rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant or increase the obligations of Tenant hereunder. Landlord shall uniformly enforce rules and regulations.

     (a) Any sign, lettering, picture, notice, or advertisement installed within the Premises which is visible to the public from within the Building shall be installed at Tenant's cost and in such manner, character, and style as landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building. Prior to installation, all signage to be approved by Building.

     (b) No window shades, blinds, draperies, or screens shall be installed in any window or door in the Premises, except in such manner, character and style as Landlord may approve in writing.

     (c) Tenant shall not place objects against glass partitions or doors or windows which would be unsightly from the Building corridor, or from the exterior of the Building, and will promptly remove the same upon notice from Landlord.

     (d) No showcases or other articles shall be placed in front of or affixed to any part of the exterior of the Premises, and Tenant will not, and will not permit its employees, customers, licensees, and other invitees to, obstruct sidewalks, entrances, passages, courts, corridors, vestibules, halls, elevators and stairways in and about the Building or use the same other than for ingress to and egress form the Premises. Motorcycle or other vehicle shall be brought into or kept in the building or the Premises.

          Bicycles are allowed to be brought into the building and parked daily in the pre-designated "Bicycle Parking" area located in the 547 Building's basement. All bicycles must be walked while on the Premise. The transporting of bicycles into the building shall be made "only" through the shipping and receiving entrance, located adjacent to Clinton Street. Access to the building's basement will be via the freight elevator. The storing and/or transporting of bicycles through the building's main entry, passenger elevators, public corridors, and stairwells is strictly prohibited.

          Only the employees of tenants of the 547 Building will be allowed to park bicycles in the building. The overnight storage of bicycles in the building or the Premise is strictly prohibited. All bicycles parked within the 547 Building are parked at the risk of the bicycle owner. The 547 Building is not responsible or liable for loss or damage by reason of fire, theft, or vandalism occuring while in the building or the Premise.

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     (e)  Tenant shall not make noises, cause disturbances or vibrations or use or operate any electrical or electronic devices or other devices that emit sound or other waves or disturbances which may be heard outside the Premises or which may otherwise be offensive to other tenants and occupants of the Building or which may interfere with the operation of any machinery, device or equipment from or within the Building or elsewhere, including the operation of any device or equipment for the sending or receipt of radio and television broadcasts, and shall not place or install any projections, antennae, aerials or similar devices inside or outside of the Premises.

     (f) Tenant shall not install or Operate in the Premises machinery or any mechanical devices of a nature not directly related to Tenant' s ordinary use of the Premises without the written permission of the Landlord.

     (g) Tenant will not, and will not permit its employees, customer, licensees or other invitees to, bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives, or any corrosive, caustic or poisonous fluid, or any other articles of any intrinsically dangerous nature. Tenant will not cause or permit any odors to permeate, or emanate from the Premises.

     (h) Tenant will not use or permit upon the Premises anything which is unlawful or may be dangerous to persons or property.

     (i) Tenant will not do anything or permit anything to be done upon the Premises which tends to create a nuisance or to disturb any other tenant in the Building or the occupants of any other property, or tends to injure the reputation of the Building.

     (j) Tenant will not use or permit the use of the Premises for housing accommodations, for lodging or sleeping purposes or for any immoral or illegal purpose.

     (k) Tenant shall not manufacture, sell or use, or permit the manufacture, sale or use of any spirituous, fermented or intoxicating liquor on the Premises.

     (1) Tenant shall not cook, sell or serve food, nor shall Tenant permit the cooking, sale or service of food on or about the Premises.

     (m) Without the prior written approval of Landlord, Tenant shall not place any vending or dispensing machines of any kind in or about the Premises.

     (n) Tenant shall not make any arrangement or agreement for the furnishing to the Premises of ice, drinking water, towels, toiler supplies, shoe shine, or other like services and commodities, Landlord reserving to itself the exclusive right to designate, limit restrict, and control the furnishing of such services and commodities in and to the Building and its tenants.

     (o) Tenant shall not conduct any auction, fire or "going out of business", or bankruptcy sales in or from the Premises.

     (p) Tenant shall not make any room-to-room canvass to solicit business from the other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or service in or from the Premises unless ordinarily embraced within Tenant's use of the Premises specified herein.

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     (q)  In advertising or other publicity, Tenant, without Landlord's prior written consent, shall not use the name of the Building, except as the address of its business, nor use pictures of the Building. If tenant uses advertising which, in the opinion of Landlord, tends to impair the reputation of the Building or its desirability as offices to existing or prospective tenants, then, upon notice from Landlord, Tenant will refrain from or discontinue such advertising.

     (r) Tenant shall not waste water and agrees to cooperate fully with Landlord to assure the most effective and energy-efficient operation of the Building's heating, air conditioning and other systems, and in this connection will use its best efforts to keep public corridor doors closed and shall refrain from attempting to adjust any controls other than room thermostats installed for Tenant's use. Tenant shall not permit any thermostat at the Premises to be set any temperature not permitted by applicable law or regulation. Tenant will use no method of heating or cooling the Premises other than that provided by Landlord.

     (s) Door keys for doors to and within the Premises will be furnished by Landlord at the commencement of the Term, and Tenant shall purchase duplicate keys only from Landlord. Tenant shall not affix additional locks on any doors to or within the Premises without Landlord's prior written consent, and Landlord shall be furnished with duplicate keys to any such additional locks. Upon expiration or earlier termination of this Lease, Tenant shall return all keys to Landlord and will disclose to Landlord the combination of any sates, cabinets or vaults left in the Premises.

     (t) Tenant assume full responsibility for protecting the Premises from theft, robbery, pilferage and vandalism, which protection includes keeping doors locked and other means of entry to the Premises closed and secured.

     (u) Tenant will report all peddlers, solicitors, canvassers and beggars to the office of the building or to such person as Landlord requests.

     (v) Tenant shall not, nor shall it permit its employees, agents, servants, visitors or licensees to, place, leave, or discard any rubbish, paper, articles or objects of any kind outside the doors of the Premises or in the corridors or passageways of the Buildings.

     (w) Except with Landlord's prior consent, Tenant shall not take or permit to be taken in or out Of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

     (x) No animal or bird (except a dog accompanying a blind person) shall be brought or kept in or about the Building.

     (y) Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. Tenant shall not install any resilient tile or similar floor covering the Premises except with the prior approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

     (z) Tenant shall give immediate notice to Landlord in case of accidents in the Premises or in the Building or of defects therein or in any fixtures or equipment, or of any known emergency in the Building.

     (aa) Tenant shall not use the Premises or permit the Premises to be used for making photographic, multilith or multigraph reproductions.

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

     (bb) Tenant shall be allowed ten (10) spaces on the Building Directory to identify Tenant's business. To arrange for listing your initial Tenant Directory List and subsequent changes, please submit your request in writing to the Building Manager.

     (cc) Tenant shall be allowed to install vending machines in t he Premises for the sole use of Tenant's employees and guests provided that any such installation must comply to all applicable laws including without limitation the Chicago Building Code.

     (dd) The normal building hours of operation are from 8:00 am to 6:00 pm, Monday through Friday, and Saturdays from 9:00 am to 1:00 pm. Main entrance doors will be locked at all other times including Sundays and holidays. Admittance after normal hours of operation is allowed only upon the presentation of previously authorized identification. All persons entering the building at other than normal operating hours will be required to sign both in and out at the Building Register located at our front desk.

          Any questions concerning the adequacy of Identification cards already in use or proposed for issuance should be directed to the Building Manager.

          Building personnel are not authorized to provide entry to locked individual tenant spaces except upon specific authorization of the Building Manager. Any alternate policy must be requested in writing by an authorized tenant representative. Such requests must be submitted to the Building Manager and will be reviewed on an individual basis.

     (ee) The elevator facilities at 547 West Jackson utilize a modem computer controlled system designed by Westinghouse Elevators. There are 6 passenger cars which service all tenant floors and one freight elevator which also services the basement storage areas.

          These elevators are maintained under a full service agreement with Schindler Elevator to keep them" at peak operating efficiency. However, if you should experience any problem, please note the car and notify the Office of the Building.

     (ff) Building rules and regulations require use of the freight elevator for all deliveries and interfloor activities which require the use of hand trucks, mail carts or bulky hand carried objects.

                              DELIVERIES ARE NOT ALLOWED AFTER 4:30 PM.

                              MESSENGERS ARE NOT ALLOWED ON UPPER FLOORS
                              AFTER 5:00 PM.

          Should you require prolonged use of these facilities for unusual delivers or interfloor moves, please contact the Building Manager for rescheduling.

     (gg) Lobby personnel are instructed not to allow anyone to remove equipment, furniture, computers, etc., without a pass available from the Building Office and signed by an authorized official of your company. The Building Office and lobby desk maintain a list of signatures of all persons authorized to sign equipment removal passes.

     (hh) During your tenancy at 547 West Jackson Boulevard, the original improvements and installations provided at the outset of your occupancy may require alteration to accommodate your firm's expansion or revised operations. The following guidelines are intended to assist you through those situations. There are numerous items to be addressed, including the maintenance of the building standards established by the initial construction.

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

          Where the nature of these alterations is decorative only, and involve minor non-mechanical repairs, painting or necessary routine maintenance, simple notification to the Building Manager is generally sufficient.

          The firms and personnel providing these service to you, however, must at all times be approved by the Building Manager and must observe the rules and regulations of the building, providing proof of adequate insurance coverage, including certificates reflecting workmen's compensation, public liability and property damage in amounts required by the Landlord.

          These certificates must name both the Landlord and Agent as additional insured. Whenever the freight facilities of the building, including the freight elevator, and loading berths are to be used extensively in connection with this work, scheduling arrangements for after hours service must be made through the Office of the Building in advance of the date such service is to be scheduled. This service, where applicable, is subject to established rates then in effect.

          Any tenant desiring to perform construction or alterations within its premises must do so in accordance with respective lease provisions, and must comply with building regulations and requirements. For specific guidance and direction prior to any contemplated alteration, it is suggested that the Building Manager be contacted will in advance of the contemplated starting date. There are strict regulations to be observed in completion of such work in order to assure safe and comfortable occupancy, and all such work must therefore be approved in writing by the Office of the Building.

     (ii) The building's active recycling program requests tenants to provide separate recycling containers throughout their office space.

          These containers should be marked appropriately as "paper only" and garbage only". All grades of paper including magazines, envelopes, newspapers, etc., are to be deposited into the "paper only" receptacles. Additionally, the tenant may designate all desk area trash cans as "paper only".

          All other non-paper items including; aluminum cans, food waste, plastics, etc., should be deposited in separately labeled containers conveniently located within the office space.


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